UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2010

Structured Products Corp.
on behalf of

CorTS Trust for Unum Notes

(Exact name of registrant as specified in its charter)

Delaware	001-32078	13-3692801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

388 Greenwich Street New York, New York	10013	(212) 816-7496
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

This current report on Form 8-K relates to a final distribution made to holders of the Certificates issued by the CorTS Trust for Unum Notes (the "Trust").  The Trustee received the Warrant Exercise Purchase Price by 11:00 a.m. (New York City time) on June 11, 2010 the Redemption Date, and the Class A Certificates issued by the Trust were redeemed in full on the Redemption Date at a price of $25 per Class A Certificate plus $0.916667 accrued interest to the Redemption Date per Class A Certificate.  No Class A Certificates remain outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Stanley Louie
________________________________
Name: Stanley Louie
Title: Vice President, Finance Officer

June 18, 2010

EXHIBIT INDEX

Exhibit		Page
1	Trustee's Report with respect to the June 11, 2010 final Distribution Date for the CorTS Trust for Unum Notes.	5

Exhibit 1

To the Holders of:
CorTS Trust for Unum Notes
7.5% Corporate-Backed Trust Securities (CorTS) Certificates
*CUSIP:      22082H206

U.S. Bank Trust National Association, as Trustee for the CorTS Trust for Unum Notes, hereby gives notice with respect to the final Distribution Date of June 11, 2010 (the "Final Distribution Date") as follows:

1.
The amount of the distribution payable to the Certificateholders on the Final Distribution Date allocable to principal and premium, if any, and interest, expressed as a dollar amount per $25 Certificate, is as set forth below:

Principal	Interest	Total Distribution
$ 25.00	$ 0.916667	$ 25.916667

2.	The amount of aggregate interest due and not paid as of the Final Distribution Date is $0.000000.

3.	No fees have been paid to the Trustee or any other party from the proceeds of the Term Assets.

4.	$0.00 aggregate principal amount of UNUM Corporation (currently now known as UNUMProvident Corporation) 6.75% Notes due December 15, 2028 (the "Term Assets") are held for the above trust.

5.	At the close of business on the Distribution Date, 0.00 Certificates representing $0.00 aggregate Certificate Principal Balance were outstanding.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.  It is included solely for the convenience of the Holders.